SECOND AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS SECOND AMENDMENT effective as of August 1, 2016, to the Fund Administration Servicing Agreement, dated as of August 10, 2010, as amended April 28, 2011 (the "Agreement"), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the "Trust") on behalf of the Performance Trust Funds (the "Funds") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS		U.S. BANK NATIONAL ASSOCIATION
By:	/s/ John P. Buckel	By:	/s/ Michael R. McVoy

Pinted Name:	John P. Buckel	Pinted Name:	Michael R. McVoy

Title:	President	Title:	Vice President

Amended Exhibit B to the
Fund Administration Servicing Agreement – Trust for Professional Managers

FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at August, 2016

Annual Fee Based Upon Average Net Assets Per Fund*
        ____ basis points on the first $____
        ____ basis points on the next $____
        ____ basis points on the balance
Minimum annual fee:  $____ per fund

▪ Additional fee of $____ for each additional class
▪ Additional fee of $____ per manager/sub-advisor per fund
Services Included in Annual Fee Per Fund
▪ Daily performance reporting
▪ Advisor Information Source Web portal
▪ USBFS Legal Administration (e.g., registration statement update)

CCO Annual Fees (Per Advisor Relationship/Fund)*
▪ $____ for the first fund (subject to Board approval)
▪ $____ for each additional fund (subject to change based on Board review and approval)
▪ $____ / sub-advisor per fund
▪ Non-USBFS Distribution fee of $____ per year

Miscellaneous Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – Section 15(c) reporting, daily compliance testing (Charles River), electronic Board materials, and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Amended Exhibit B (continued) to the Trust for Professional Managers
Fund Administration Servicing Agreement
FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES SUPPLEMENTAL SERVICES at August, 2016
Annual Legal Administration (INCLUDED IN ANNUAL FEE)
Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
▪ ____ basis point on assets, subject to $____ additional minimum
Additional Services (NOT INCLUDED IN ANNUAL FEE)
▪ New fund launch – as negotiated based upon specific requirements
▪ Subsequent new fund launch – $____ /project
▪ Subsequent new share class launch – $____ /project
▪ Proxy – as negotiated based upon specific requirements
Section 15(c) Reporting
▪ $____ /fund per report – first class
▪ $____ /additional class report
Daily Compliance Services (Charles River)
▪ Base fee – $____ /fund per year
▪ Setup – $____ /fund group
▪ Data Feed  – $____ /security per month
Daily Pre- and Post-Tax Performance Reporting (INCLUDED IN ANNUAL FEE)
▪ Performance Service – $____ /CUSIP per month
▪ FTP Delivery – $____ setup /FTP site
Advisor Information Source Web Portal (INCLUDED IN ANNUAL FEE)
▪ $____ /fund per month
Pricing Services
▪ $____ Domestic and Canadian Equities/Options
▪ $____ Corp/Gov/Agency Bonds/International Equities/Futures/Currency Rates
▪ $____ CMOs/Municipal Bonds/Money Market Instruments/International Bonds
▪ $____ /Fund per Day - Bank Loans
▪ $____ /Fund per Day - Credit Default Swaps/Swaptions
▪ $____ /Fund per Day - Basic Interest Rate Swaps
▪ $____ /Fund per Month - Mutual Fund Pricing
▪ $____ /Foreign Equity Security per Month for Corporate Action Service
▪ $____ /Domestic Equity Security per Month for Corporate Action Service
▪ $____ /Month Manual Security Pricing (>10/day)
Factor Services (BondBuyer)
▪ $____ /CMO/Month
▪ $____ /Mortgage Backed/Month
▪ $____ /Month Minimum/Fund Group
Fair Value Services (FT Interactive)
▪ $____ on the First 100 Securities/Day
▪ $____ on the Balance of Securities/Day
NOTE: Prices above are based on using IDC as the primary pricing service and are subject to change.  Use of alternative sources may result in additional fees.

Advisor’s signature below acknowledges approval of the two (2) fee schedules above on this Amended Exhibit B.
By:  PT Asset Management, LLC

Name: /s/ Steven J. Novatney______________

Title: Steven J. Novatney, Chief Operating Officer      Date:_August 5, 2016__________